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Exhibit 32.1

                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ezcomm Enterprises, Inc. (the "Company") on Form 10-KSB for the period ending May 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Peter Braun, as President, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, thefinancial condition and result of operations of the Company.

By: /s/ Peter Braun
    -------------------------
Peter Braun
CEO and CFO
August 29, 2004